AGREEMENT AND PLAN OF EXCHANGE OR REORGANIZATION


          THIS AGREEMENT AND PLAN OF EXCHANGE OR REORGANIZATION (the "Agreement") is made as of this 26th day of May, 2000, among Balanced Living, Inc., a Colorado corporation ("Balanced Living"); Jeannene Barham, President and a principal stockholder of Balanced Living, and Rose N. Blackham, a principal stockholder of Balanced Living (the "Principal Stockholders"); its wholly-owned subsidiary, The Balanced Woman, Inc., a Colorado corporation ("Balanced Woman"); and the holders of Balanced Living warrants or options as outlined in Exhibit A hereto (collectively, the Warrants and Options") (collectively, the "Warrant and Option Holders") who execute and deliver this Agreement and related instruments.

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the Board of Directors and the Majority Stockholders of Balanced Living and the Board of Directors and the Sole Stockholder of the Balanced Woman have adopted resolutions pursuant to which Balanced Living shall acquire and the Warrant and Option Holders shall exchange 100% of the outstanding Warrants and Options of Balanced Living as outlined in Exhibit A; and

          WHEREAS, the sole consideration for 100% of the Warrants and Options shall be the exchange 100% of the $0.001 par value common stock of Balanced Woman (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the Warrant and Option Holders shall acquire in exchange the "restricted securities" of Balanced Living in an exchange or reorganization within the meaning of Section 368(a)(1)(B), Section 351 or other available sections, laws or rules and regulations of the Internal Revenue Code of 1986, as amended, to the extent applicable;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The Warrant and Option Holders agree to transfer to Balanced Living at the closing (the "Closing") 100% of the outstanding Warrants and Options listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "Warrants and Options"), in exchange for 487,221 shares of common stock of the Balanced Woman, pro rata, as outlined in Exhibit A. Taking into account the current outstanding shares of Balanced Woman's common stock, amounting to 500,000 shares, and the cancellation of 12,779 shares of the Balanced Woman to the treasury of the Balanced Woman by Balanced Living, there will be 487,221 outstanding shares of the Balanced Woman on the Closing, all owned by the Warrant and Option Holders.

                 1.2 Delivery of Certificates by Warrant and Option Holders. The transfer of the Warrants and Options by the Warrant and Option Holders shall be effected by the delivery to Balanced Living at the Closing of options or warrant certificates, duly endorsed in blank representing the transferred Warrants and Options or accompanied by an attached Stock Warrant or Option Power or Assignment, with all signatures witnessed or guaranteed to the satisfaction of Balanced Living.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, Balanced Living shall execute such additional instruments and take such other action as the Warrant and Option Holders may request in order to exchange and transfer clear title and ownership in the Balanced Woman common stock to the Warrant and Option Holders; and the Warrant and Option Holders shall execute such additional instruments and take such other action as Balanced Living may request in order to exchange and transfer clear title and ownership in the Warrants and Options to Balanced Living.

                 1.4 Principal Stockholders' Obligation to Cancel Common Stock of Balanced Living for Warrants or Options Not Exchanged. The Principal Stockholders shall, at the Closing of the Agreement, cancel to the treasury of Balanced Living, one share for each Warrant or Option described in Exhibit A that is not exchanged by any Warrant or Option Holder as contemplated by this Agreement, on a one for one basis, and shall be entitled to receive a like number of shares of the Balanced Woman in exchange therefor.

                 1.5 Liabilities of the Balanced Woman. The Balanced Woman shall assume and pay all outstanding liabilities of the Balanced Woman and those of Balanced Living that in any way related to the operations of the Balanced Woman, on a consolidated basis or otherwise, and indemnify and hold Balanced Living therefrom; and Balanced Woman shall provide letters of compromise and/or settlement from each of its creditors to the effect that Balanced Living has no obligation whatsoever for any such liabilities.

                 1.6 Dissenters' Rights. To the extent that the Warrant and Option Holders do not consent to or become party to this Agreement, such non- consenting and non-participating stockholders shall be accorded dissenters' rights of appraisal in accordance with the Colorado Business Corporation Act.

                 1.7 Effective Date for Accounting Purposes. This Agreement, to the extent possible, shall be effective as of March 31, 2000, for accounting purposes.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before 15 days from the date of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

        Representations and Warranties of Balanced Living

          Balanced Living represents and warrants to, and covenants with, the Warrant and Option Holders and Balanced Woman as follows:

                 3.1 Corporate Status. Balanced Living is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Balanced Living is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. Such securities are nominally quoted on the OTC Bulletin Board of the NASD under the symbol "TBLI."
Balanced Living files reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended; such reports are accurate in every material respect; and Balanced Living is "current" in all such filing requirements.

                 3.2 Capitalization. The authorized capital stock of Balanced Living consists of 50,000,000 shares of $0.001 par value common voting stock, of which approximately 867,849 shares are issued and outstanding, all fully paid and non-assessable; and 10,000,000 shares of $0.001 par value preferred stock, none of which are issued and outstanding. Except as otherwise provided in Exhibit A, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or preferred stock of Balanced Living. It has one wholly- owned subsidiary, the Balanced Woman, with an authorized capital stock of 50,000,000 shares of $0.001 par value common voting stock, of which 500,000 shares are issued and outstanding, all fully paid and non-assessable, and all of which are owned by Balanced Living.

                 3.3 Financial Statements. The financial statements of Balanced Living furnished to the Warrant and Option Holders and Balanced Woman, consisting of audited financial statements for the years ended December 31, 1999 and 1998, and for the period ended March 31, 2000, attached hereto as Exhibit B and incorporated herein by reference, are correct and fairly present the financial condition of Balanced Living at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Balanced Living has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Balanced Living which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Balanced Living, payments of any dividend or other distribution in respect of any class of stock of Balanced Living, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to anyone.

                 3.6 Title to Property. Balanced Living has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Balanced Living are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

                  3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Balanced Living, threatened, against or relating to Balanced Living, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of Balanced Living is party to any material legal proceeding which could have an adverse effect on Balanced Living (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Balanced Living.

                 3.8 Books and Records. From the date of this Agreement to the Closing, Balanced Living will (1) give to the Warrant and Option Holders or their respective representatives full access during normal business hours to all of Balanced Living's offices, books, records, contracts and other corporate documents and properties so that the Warrant and Option Holders or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Balanced Living as the Warrant and Option Holders or their respective representatives may reasonably request.

                 3.9 Tax Returns. Balanced Living has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Balanced Living and its representatives will keep confidential any information which they obtain from the Warrant and Option Holders. If the transactions contemplated by this Agreement are not consummated as required by Section 2 hereof (unless the time indicated therein is extended by the Board of Directors of Balanced Living), Balanced Living will return to the Warrant and Option Holders all written matter with respect to them obtained by Balanced Living in connection with the negotiation or consummation of this Agreement.

                3.11 Corporate Authority. Balanced Living has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Warrant and Option Holders and Balanced Woman or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors and persons owning in excess of a majority of the outstanding voting securities of Balanced Living authorizing execution of this Agreement by Balanced Living's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Balanced Living.

                3.12 Due Authorization. Execution of this Agreement and performance by Balanced Living hereunder have been duly authorized by all requisite corporate action on the part of Balanced Living, and this Agreement constitutes a valid and binding obligation of Balanced Living and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Balanced Living.

                            Section 4

   Representations, Warranties and Covenants of Balanced Woman
               and the Warrant and Option Holders

          Balanced Woman and the Warrant and Option Holders represent and warrant to, and covenant with, Balanced Living as follows, provided, however, that only the representations contained in Sections 4.1, 4.4 and 4.6 are being made by the Warrant and Option Holders:

                 4.1 Ownership. The Warrant and Option Holders respectively own the Warrants and Options listed in Exhibit A free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the Warrants and Options owned without qualification.

                 4.2 Corporate Status. Balanced Woman is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Balanced Woman's business or the character or ownership of Balanced Woman properties makes such licensing or qualification necessary.

                 4.3 Capitalization. The authorized capital stock of the Balanced Woman consists of 50,000,000 shares of $0.001 par value common voting stock, of which 500,000 shares are issued and outstanding, all fully paid and
non-assessable, and all of which are owned by Balanced Living.   Except as
otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of the Balanced Woman.

                 4.4 Investment Intent. The Warrant and Option Holders are acquiring the shares of the Balanced Woman to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the Warrant and Option Holders have no commitment or present intention to liquidate Balanced Woman or to sell or otherwise dispose of the Balanced Woman shares. The Warrant and Option Holders shall execute and deliver to Balanced Woman on the Closing an Investment Letter attached hereto as Exhibit D and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Balanced Woman being received under this Agreement in exchange for the Warrants and Options; receipt of certain material information regarding Balanced Woman; and whereby each is compromising and/or waiving any claims each has or may have against Balanced Living by reason of the purchase of any securities of Balanced
Living by each or any of them prior to the Closing of the Agreement.   By
execution hereby, the Warrant and Option Holders hereby agree:

          a. To respectively compromise and settle any liabilities owed to the Warrant or Option Holders by Balanced Living, so long as these liabilities are assumed by Balanced Woman, provided, however, that this assumption of liabilities by the Balanced Woman is not applicable to the any liabilities that are covered in the following subparagraph b;

          b. To respectively compromise and settle any liabilities that the Warrant and Option Holders may have against Balanced Living by reason of any violations of applicable federal or state securities laws, rules and regulations respecting any prior purchases of securities by the Warrant and Option Holders from Balanced Living;

          c.   To waive Dissenters' Rights under the Colorado
               Corporation Law regarding the Agreement; and

          d. That except for the Warrants or Options being conveyed pursuant to the Agreement, no other warrants or options to acquire authorized securities of Balanced Living are owned, and if owned, are hereby conveyed to Balance Living for cancellation.

                 4.4 Corporate Authority. Balanced Woman has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Balanced Living or its representative at the Closing a certified copy of resolutions of its Board of Directors and sole stockholder authorizing execution of this Agreement by its officers and performance thereunder.

                 4.5 Due Authorization. Execution of this Agreement and performance by Balanced Woman hereunder have been duly authorized by all requisite corporate action on the part of Balanced Woman, and this Agreement constitutes a valid and binding obligation of Balanced Woman and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Balanced Woman.

                 4.6 Access to Information Regarding Balanced Living. Balanced Woman and the Warrant and Option Holders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Balanced Living and the Balanced Woman, on a consolidated basis, and their present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Balanced Living and/or the Balanced Woman, and with the legal and accounting firms of Balanced Living and/or the Balanced Woman, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

      Conditions Precedent to Obligations of Balanced Woman and the Warrant and Option Holders

          All obligations of Balanced Woman and the Warrant and Option Holders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Balanced Living contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Balanced Living shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

                 5.3 Officers' Certificate. Balanced Woman and the Warrant and Option Holders shall have been furnished with a certificate signed by the President of Balanced Living, in such capacity, attached hereto as Exhibit E and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Balanced Living contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Balanced Living, taken as a whole.

                 5.4 Books and Records. Balanced Living shall have caused Balanced Living to make available all books and records of Balanced Woman, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Balanced Woman or the Warrant and Option Holders at Closing.

                            Section 6

      Conditions Precedent to Obligations of Balanced Living

          All obligations of Balanced Living under this Agreement are subject, at Balanced Living's option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of Balanced Woman and the Warrant and Option Holders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2 Due Performance. Balanced Woman and the Warrant and Option Holders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

                 6.3 Warrant and Option Holders' Consent. The Warrant and Option Holders owning not less than 100% of the outstanding Warrants and Options to acquire shares of common stock of Balanced Living shall have executed and delivered this Agreement.

                            Section 7

                           Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Balanced Living or Balanced Woman and the Warrant and Option Holders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Balanced Living or Balanced Woman and the Warrant and Option Holders if the Closing shall not have taken place by the date fixed in Section 2, unless extended to a later date by the Board of Directors of Balanced Living.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and each agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by any such party.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Balanced Living:       6375 South Highland Drive, Suite D
                                            Salt Lake City, Utah 84121

                         With a copy to:     Leonard W. Burningham, Esq.
                                             455 East 500 South, #205
                                             Salt Lake City, Utah 84111

               If to Balanced Woman:        6375 South Highland Drive, Suite D
                                            Salt Lake City, Utah 84121

                         If to the Warrant and
                         Option Holders:      To the addresses listed on
                                              Exhibit A

                 8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

                 8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective as of the day and year first above written.


                                   BALANCED LIVING, INC.

Date: 5/26/2000               By /s/ Jeannene Barham, President

                         PRINCIPAL STOCKHOLDERS:

Date: 5/26/2000                                  /s/ Jeannene Barham

Date: 5/26/2000                                  /s/ Rose N. Blackham

                         THE BALANCED WOMAN

Date: 5/26/2000                                   By /s/  Jeannene Barham,
President

               AGREEMENT AND PLAN OF REORGANIZATION
           COUNTERPART SIGNATURE PAGE FOR SIGNATURE OF
                  THE WARRANT AND OPTION HOLDERS


          This Counterpart Signature Page for that certain Agreement and
Plan of Exchange or Reorganization (the "Agreement") dated as of the 25th day of May, 2000, among Balanced Living, Inc., a Colorado corporation ("Balanced Living"); Jeannene Barham, President of Balanced Living and Rose N. Blackham (the "Principal Stockholders"); its wholly-owned subsidiary, The Balanced Woman, Inc., a Colorado corporation ("Balanced Woman"); and the holders of Balanced Living warrants or options as outlined in Exhibit A hereto (collectively, the Warrants and Options") (collectively, the "Warrant and Option Holders"), who are signatories thereto, is executed by the undersigned, an Option and/or Warrant Holder as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement.

                              1st Zamora Corp.
                              /s/ Laura Madsen President
                              9025 Oakwood Place
                              West Jordan, Utah 84088

                              ARN Enterprises, Inc.
                              /s/ Brenda M. Hall, President
                              55 West 200 North, #2
                              Provo, Utah 84601

                              /s/ Jeannene M. Barham
                              1729 Colchester Ct.
                              Sandy, Utah 84092

                              /s/ Kris A. Berton
                              38 S. Logan Street
                              Denver, CO 80209

                              /s/ Daniel E. Billman
                              1750 Kalakaua Ave., #1508
                              Honolulu, Hawaii 96826

                              /s/ Rose N. Blackham
                              225 Monroe St.
                              Denver, CO 80206

                              /s/ Boulder Family Partnership, Ltd.
                              David N. Nemelka, General Partner
                              1672 Broadway
                              Denver, CO 80202

                              /s/ Linda Brimhall
                              5339 So. Kenton Ct.
                              Englewood, CO 80111

                              /s/ Margaret Anne Clementson
                              210 Woodcrest Drive
                              San Antonio, Texas 78209

                              /s/ Tamara M. Cunningham
                              10795 E. Powers Dr.
                              Englewood, CO 80111

                              /s/ Barbara Ann Curl
                              P. O. 3458
                              Princeville, Hawaii 96722

                              /s/ Stephen Curtis
                              5440 Crest DeVille
                              Orange, CA 92867

                              /s/ Ken Edwards and Deborah Edwards
                              1703 Wasatch Dr.
                              Ogden, UT 84403

                              /s/ Jill Farquhar and Rich D. Farquhar
                              12 Polo Field Lane
                              Denver, CO 80209

                              Growth Ventures, Inc. Pension Plan & Trust
                              /s/ Gary J. McAdam, Trustee
                              14 Red Tail Drive
                              Highlands Ranch, CO 80126

                              Growth Ventures, Inc. Profit Sharing
                              Plan and Trust
                              /s/ Gary J. McAdam, Trustee
                              14 Red Tail Drive
                              Highlands Ranch, Colorado 80126

                              /s/ Lisa Hawthorne
                              2169 Silver Tree Circle
                              Riverton, Utah 84065

                              /s/ Susan C. Heiner and Brent D. Heiner
                              1155 West Webb Lane
                              Kaysville, UT 84037

                              /s/ Susan Joy Hiatt and Clair Tyson Hiatt
                              1211 Val Halla Drive
                              Clearfield, UT 84015

                              /s/ Carol N. Jensen
                              9973 So. Falcon View Dr.
                              Sandy, Utah 84092

                              /s/ Joy S. Johnson
                              32 Polo Club Circle
                              Denver, CO 80209

                              Libco Equities, Inc.
                              /s/ William Davidson, Pres.
                              RR#1 Carvel
                              Alberta, Canada T0E 0H0

                              /s/ Mary G. Lund
                              P. O. Box 9879
                              Jackson, WY 83002

                              /s/ Shannan P. Lundgreen
                              293 S. 1000 E.
                              Bountiful, UT 84010

                              /s/ Carole F. Madsen
                              2896 Old Colony Circle
                              Salt Lake City, UT 84117

                              /s/ Charles Mazourek
                              P. O. Box 510661
                              Salt Lake City, Utah 84151

                              /s/ Mary M. McCann
                              9097 S. Bear Mtn. Dr.
                              Highland Ranch, CO 80126

                              /s/ Keri McGuire
                              7394 S. Alkire St., #307
                              Littleton, Colorado 80127

                              /s/ Marjorie Moore and Harold Jay Moore
                              158 East Shadowbrook Lane
                              Kaysville, UT 84037

                              /s/ Nancy Owens
                              4229 S. Bellaire Circle
                              Englewood, CO 80110

                              /s/ Thomas R. Painter
                              674 S. 100 West
                              Orem, Utah 84058

                              /s/ Mark Peterson and Janine Petersen
                              9 Circle Oaks
                              Sandy, Utah 84092

                              /s/ Neidda Shehady
                              9229 Sunset Blvd., Ste 505
                              Los Angeles, CA 90069

                              /s/ Gail Showalter Soderling

                              /s/ Barbara J. Stasko and Frank Stasko

                              /s/ Kent G. Stephens and
                              /s/ Marianne C. Stephens
                              892 South 1540 East
                              Springville, Utah 84663

                              Summer Breeze, LLC
                              /s/ Gary J. McAdam, General Manager
                              14 Red Tail Dr.
                              Highlands Ranch, CO 80126

                              /s/ Teri Sundh
                              284 Sterling Drive
                              Bountiful, UT 84010

                              /s/ David A. and Lisa E. Taylor
                              1081 W. 680 S.
                              Orem, UT 84058

                              /s/ Valerie Wanlass and Tane Wanlass
                              10158 South Buttercup Dr.
                              Sandy, Utah 84092

                              /s/ Loy Young and Francine DuFour
                              P. O. 1241
                              Vista, CA 92085

                              ZDN, LLC
                              /s/ David N. Nemelka, Mgr.
                              55 West 200 North
                              Provo, Utah 84601

                            EXHIBIT A


                     Number of        Number of    Number of    Number of
                   Balanced Living    Balanced     Balanced   Balanced Woman
                  Class A, B & C      Living $100    Living    Common Shares
                     Warrants         Warrants     Options    to be Received
                     Owned (1)        Owned (2)    Owned (3)  in Exchange (4)


1st Zamora Corp.       3,500           10,168        -0-          13,668
9025 Oakwood Place
West Jordan, Utah 84088

ARN Enterprises        1,250             -0-         -0-           1,250
55 West 200 North
Provo, Utah 84601

Jeannene Barham          750            5,084       25,000        30,834
1729 East Colchester Ct.
Sandy, Utah 84092

Kris A. Berton          1,000            -0-          -0-          1,000
38 So. Logan Street
Denver, Colorado 80209

Daniel Billman          7,500            -0-          -0-          7,500
1750 Kalakaua Ave., #1508
Honolulu, Hawaii 96826

Rose N. Blackham         -0-           67,500       25,000        92,500
225 Monroe Street
Denver, Colorado 80206

Boulder Family
Partnership Ltd.        2,250             -0-         -0-          2,250
1672 Broadway
Denver, Colorado 80202

Linda Brimhall          1,500             -0-         -0-          1,500
5339 So. Kenton Ct.
Englewood, Colorado 80111

Margarett Anne
Clementson                500             -0-         -0-            500
210 Woodcrest Drive
San Antonio, TX 78209-2937

Tamara M. Cunningham    2,500             -0-         -0-          2,500
10795 E. Powers Dr.
Englewood, Colorado 80111

Barbara Ann Curl          -0-            5,084       10,000       15,084
Hanalei North Shore
Properties
Princeville Center
P.O. Box 3458
Princeville, Hawaii 96722

Stephen M. Curtis       5,000              -0-         -0-          5,000
5440 Crest DeVille
Orange, California 92857

Ken Edwards &          12,500              -0-         -0-         12,500
Deborah Edwards
1703 Wasatch Dr.
Ogden, Utah 84403

Jill Farquhar &           250              -0-         -0-            250
Rich D. Farquhar
12 Polo Field Lane
Denver, Colorado 80209

Growth Ventures Inc.    5,000              -0-         -0-          5,000
Pension Plan & Trust
14 Red Tail Drive
Highlands Ranch,
Colorado 80126

Growth Ventures Inc.    5,000              -0-         -0-          5,000
Profit Sharing Plan & Trust
14 Red Tail Drive
Highlands Ranch,
Colorado 80126

Lisa Hawthorne            -0-               -0-      25,000        25,000
2169 Silver Tree Cr.
Riverton, Utah 84065

Susan Carol Heiner &    1,000               -0-        -0-          1,000
Brent Doyle Heiner
1155 West Webb Lane
Kaysville, Utah 84037

Susan Joy Hiatt &       1,000               -0-        -0-          1,000
Clair Tyson Hiatt
1211 Valhalla Drive
Clearfield, Utah 84015

Carol N. Jensen           -0-             25,503     25,000        50,503
9973 So. Falcon View Drive
Sandy, Utah 84092

Joy S. Johnson           2,500              -0-        -0-          2,500
32 Polo Club Circle
Denver, Colorado 80209

Libco Equities, Inc.     2,500            15,251     10,000        27,751
RR#1 Carvel
Alberta, Canada T0E 0H0

Mary G. Lund             1,000              -0-        -0-          1,000
1925 Cinnamon Teal Dr.
P. O. Box 9879
Jackson, Wyoming 83002

Kim Lundgreen &            -0-            20,335       -0-          20,335
Shannan Lundgreen
293 South 1000 E.
Bountiful, Utah 84010

Carole F. Madsen           -0-            25,419     25,000         50,419
2896 Old Colony Circle
Salt Lake City, Utah 84117

Charles Mazourek         6,250               -0-       -0-           6,250
P. O. Box 510661
Salt Lake City, Utah 84151

Mary McCann              1,000               -0-       -0-           1,000
9097 S. Bear Mtn. Dr.
Highlands Ranch,
Colorado 81026

Keri McGuire               -0-               -0-       5,000         5,000
7394 So. Alkire St.
Littleton, Colorado 80127

Marjorie Moore &           250               -0-        -0-            250
Harold Jay Moore
158 East Shadowbrook Lane
Kaysville, Utah 84037

Nancy Owens              1,000               -0-        -0-          1,000
4229 So. Bellaire Cir.
Englewood, Colorado 80110

Tom Painter              1,500               -0-        -0-          1,500
674 South 100 West
Orem, Utah 84058

Mark Peterson &          2,000               -0-        -0-          2,000
Janine Peterson
9 Circle Oaks
Sandy, Utah 84092

Neidda Shehady             -0-              5,084      5,000        10,084
9229 Sunset Blvd., #505
Los Angeles, California 90069

Gail Showalter Soderling   -0-              5,084     10,000        15,084
1221 West Pacific Coast
Hwy #504
Newport Beach, CA 92663

Barbara J. Stasko &       1,000              -0-        -0-          1,000
Frank Stasko
3615 W. Monmouth Ave.
Littleton, Colorado 80123

Kent G. Stephens &         -0-             12,709       -0-         12,709
Marianne C. Stephens
892 South 1540 East
Springville, Utah 84663

Summer Breeze LLC         2,500              -0-        -0-          2,500
14 Red Tail Drive
Highlands Ranch,
Colorado 80126

Teri Sundh                 -0-               -0-      25,000        25,000
284 W. Sterling Dr.
Bountiful, Utah 84010

David Arvel Taylor &      1,000              -0-        -0-          1,000
Lisa Evans Taylor
1081 West 680 South
Orem, Utah 84058

Valerie Wanlass &         1,000              -0-        -0-          1,000
Tane Wanlass
10158 South Buttercup Dr.
Sandy, Utah 84092

Loy Young &               1,000              -0-        -0-          1,000
Francine DuFour
2018 Catalina Ave.
Vista, California 92084

ZDN LLC                  25,000              -0-        -0-         25,000
55 West 200 North
Provo, Utah 84601


     TOTALS:            100,000           197,221    190,000       487,221

          (1) These Warrants comprise the Class A, B and C Warrants which were part of the Units publicly offered and sold by Balanced Living pursuant to its SB-2 Registration Statement, and are exercisable, respectively, at $3.00, $5.00 and $10.00.

          (2) These Warrants comprise the "investment" warrants issued for cash investments by these warrant holders at or near the inception of Balanced Living, and are exercisable at $1.00 per share. There may be a slight adjustment in the number of shares of Balanced Woman to be exchanged by Balanced Living or received by the Warrant and Option holders if it is determined that there are more of these warrants outstanding rather than the 197,221 that these computations are based upon.

          (3) These Options comprise the vested stock options granted under Balanced Living's 1998 Stock Option Plan, providing for 10,000 shares to vest for each year of service, all exercisable at $1.00 per share.

          (4) There may be a slight adjustment in the number of shares of Balanced Woman to be exchanged by Balanced Living or received by the Warrant and Option holders if it is determined that there are more of these warrants outstanding rather than the 197,221 that these computations are based upon.


                                  EXHIBIT B

                    BALANCED LIVING FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (AUDITED)

          See the Registrant's 10-KSB Annual Report for the year ended December 31, 1999, which has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference.

                  AND THE PERIOD ENDED MARCH 31, 2000 (AUDITED)

          See the Registrant's 10-QSB Quarterly Report for the quarter ended March 31, 2000, which has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference.

                            EXHIBIT C

          None.

                            EXHIBIT D



Interwest Transfer Co.
1981 E. Murray-Holladay Rd.
Salt Lake City, Utah 84117

Balanced Living, Inc.
6375 South Highland Drive, Suite D
Salt Lake City, Utah 84121

Re: Exchange of warrants or options (collectively, the "Warrants and Options") of Balanced Living, Inc., a Colorado corporation ("Balanced Living" or the "Registrant"), for common shares of The Balanced Woman, Inc., a Colorado corporation ("Balanced Woman")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Exchange or Reorganization (the "Agreement") between the undersigned, Balanced Living, the other Warrant and Option Holders of Balanced Living and Balanced Woman, a wholly-owned subsidiary of Balanced Living, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of any and all material documents regarding the Registrant, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements, the Registrant's 10-KSB Annual Report for the year ended December 31, 1999, and the 10-QSB Quarterly Report for the quarter ended March 31, 2000. I represent and warrant that no director or officer of the Registrant or any associate of either has solicited this exchange; that I am an "accredited investor" or a "sophisticated investor" as those terms are known under the Rules and Regulations of the Securities and Exchange Commission; and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          In consideration of the Agreement, the undersigned agrees:

          a. To respectively compromise and settle any liabilities owed to the Warrant or Option Holders by Balanced Living, so long as these liabilities are assumed by Balanced Woman, provided, however, that this assumption of liabilities by the Balanced Woman is not applicable to the any liabilities that are covered in the following subparagraph b;

          b. To respectively compromise and settle any liabilities that the Warrant and Option Holders may have against Balanced Living by reason of any violations of applicable federal or state securities laws, rules and regulations respecting any prior purchases of securities by the Warrant and Option Holders from Balanced Living;

          c.   To waive Dissenters' Rights under the Colorado
               Corporation Law regarding the Agreement; and

          d. That except for the Warrants or Options being conveyed pursuant to the Agreement, no other warrants or options to acquire authorized securities of Balanced Living are owned, and if owned, are hereby conveyed to Balance Living for cancellation.

          I understand that you have and will make books and records or any other reports or registration statements filed with the Securities and Exchange Commission of your Registrant available to me for my inspection in connection with the contemplated exchange, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Registrant or of the legal and accounting firms for the Registrant. I understand that the accounting firm for Balanced Living is Pritchett, Siler & Hardy, Certified Public Accountants, 430 East 4th South, Salt Lake City, Utah 84111; Telephone #801-328-2727; and that legal counsel for Balanced Living is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Balanced Woman shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided for use by Balanced Living as they are made to induce you to convey to me the shares of Balanced Woman under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Registrant not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Registrant and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Registrant are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Balanced Woman, all shares of Balanced Woman to be issued and delivered to me in exchange for my warrants or options of Balanced Living shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Balanced Woman will attempt to accommodate any stockholders' request where Balanced Woman views the request is made for valid business or personal reasons so long as in the sole discretion of Balanced Woman, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Balanced Living.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

Dated: 6/9/2000                    1st Zamora Corp.
                              By /s/ Laura Madsen President
                              9025 Oakwood Place
                              West Jordan, Utah 84088

Dated: 6/13/2000                   ARN Enterprises, Inc.
                              By /s/ Brenda M. Hall, President
                              55 West 200 North, #2
                              Provo, Utah 84601

Dated: 7/11/2000                   /s/ Jeannene M. Barham
                              1729 Colchester Ct.
                              Sandy, Utah 84092

Dated: 6/1/2000                    /s/ Kris A. Berton
                              38 S. Logan Street
                              Denver, CO 80209

                              /s/ Daniel E. Billman
                              1750 Kalakaua Ave., #1508
                              Honolulu, Hawaii 96826

Dated: 6/7/2000                    /s/ Rose N. Blackham
                              225 Monroe St.
                              Denver, CO 80206

Dated: 6/13/200                    Boulder Family Partnership, Ltd.
                              /s/ David N. Nemelka, General Partner
                              1672 Broadway
                              Denver, CO 80202

Dated: 6/8/2000                    /s/ Linda Brimhall
                              5339 So. Kenton Ct.
                              Englewood, CO 80111

                              /s/ Margaret Anne Clementson
                              210 Woodcrest Drive
                              San Antonio, Texas 78209

Dated: 7/14/2000                   /s/ Tamara M. Cunningham
                              10795 E. Powers Dr.
                              Englewood, CO 80111

Dated: 6/12/2000                   /s/ Barbara Ann Curl
                              P. O. 3458
                              Princeville, Hawaii 96722

Dated: 6/1/2000                    /s/ Stephen Curtis or Barbara Curtis JTRS
                              5440 Crest DeVille
                              Orange, CA 92867

Dated: 5/31/2000                   /s/ Ken Edwards and Deborah Edwards JTRS
                              1703 Wasatch Dr.
                              Ogden, UT 84403

Dated: 6/13/2000                   Jill Farquhar and Rich D. Farquhar
                              12 Polo Field Lane
                              Denver, CO 80209

Dated: 6/13/2000                   Growth Ventures, Inc. Pension Plan & Trust
                              /s/ Gary J. McAdam, Trustee
                              14 Red Tail Drive
                              Highlands Ranch, CO 80126

Dated: 6/13/2000                   Growth Ventures, Inc. Profit Sharing
                              Plan and Trust
                              /s/ Gary J. McAdam, Trustee
                              14 Red Tail Drive
                              Highlands Ranch, Colorado 80126

Dated: 6/10/2000                   /s/ Lisa Hawthorne
                              2169 Silver Tree Circle
                              Riverton, Utah 84065

Dated: 6/13/2000                   /s/ Susan C. Heiner and Brent D. Heiner
                              1155 West Webb Lane
                              Kaysville, UT 84037

Dated: 5/31/2000                   /s/ Susan Joy Hiatt and Clair Tyson Hiatt
                              1211 Val Halla Drive
                              Clearfield, UT 84015

Dated: 6/12/2000                   /s/ Carol N. Jensen
                              9973 So. Falcon View Dr.
                              Sandy, Utah 84092

Dated: 6/15/2000                   /s/ Joy S. Johnson
                              32 Polo Club Circle
                              Denver, CO 80209

Dated: 6/7/2000                    Libco Equities, Inc.
                              /s/ William Davidson, Pres.
                              RR#1 Carvel
                              Alberta, Canada T0E 0H0

Please issue 10,000 shares to:
     Linda Ford
     9071 East Mississippi, Apt. 13A
     Denver, Colorado 80231

                              /s/ Mary G. Lund
                              P. O. Box 9879
                              Jackson, WY 83002

Dated: 6/2/2000                    /s/ Shannan P. Lundgreen
                              293 S. 1000 E.
                              Bountiful, UT 84010

Dated: 6/1/2000                    /s/ Carole F. Madsen
                              2896 Old Colony Circle
                              Salt Lake City, UT 84117

Dated: 6/12/2000                   /s/ Charles Mazourek
                              P. O. Box 510661
                              Salt Lake City, Utah 84151

Dated: 6/13/2000                   /s/ Mary M. McCann
                              9097 S. Bear Mtn. Dr.
                              Highland Ranch, CO 80126

Dated: 6/12/2000                   /s/ Keri McGuire
                              7394 S. Alkire St., #307
                              Littleton, Colorado 80127

Dated: 6/1/2000                    /s/ Marjorie Moore and Harold Jay Moore
                              158 East Shadowbrook Lane
                              Kaysville, UT 84037

Dated: 6/13/2000                   /s/ Nancy Owens
                              4229 S. Bellaire Circle
                              Englewood, CO 80110

Dated: 6/6/2000                    /s/ Thomas R. Painter
                              674 S. 100 West
                              Orem, Utah 84058

Dated: 6/12/2000                   /s/ Mark Peterson and Janine Petersen
                              9 Circle Oaks
                              Sandy, Utah 84092

Dated: 6/13/2000                   /s/ Neidda Shehady
                              9229 Sunset Blvd., Ste 505
                              Los Angeles, CA 90069

Dated: 6/13/2000                   /s/ Gail Showalter Soderling

Dated: 6/14/2000                   /s/ Barbara J. Stasko and Frank Stasko

Dated: 6/1/2000                    /s/ Kent G. Stephens and
                                  Marianne C. Stephens
                              892 South 1540 East
                              Springville, Utah 84663

Dated: 6/13/2000                   Summer Breeze, LLC
                              /s/ Gary J. McAdam, General Manager
                              14 Red Tail Dr.
                              Highlands Ranch, CO 80126

Dated: 6/6/2000                    /s/ Teri Sundh
                              284 Sterling Drive
                              Bountiful, UT 84010

Dated: 5/31/2000                   /s/ David A. and Lisa E. Taylor
                              1081 W. 680 S.
                              Orem, UT 84058

Dated: 5/31/2000                   /s/ Valerie Wanlass and Tane Wanlass
                              10158 South Buttercup Dr.
                              Sandy, Utah 84092

Dated: 7/14/2000                   /s/ Loy Young and Francine DuFour
                              P. O. 1241
                              Vista, CA 92085

Dated: 6/13/2000                   ZDN, LLC
                              /s/ David N. Nemelka, Mgr.
                              55 West 200 North
                              Provo, Utah 84601

                           EXHIBIT E

                CERTIFICATE OF OFFICER PURSUANT TO

         AGREEMENT AND PLAN OF EXCHANGE OR REORGANIZATION


          The undersigned, the President of Balanced Living, Inc., a
Colorado corporation ("Balanced Living"), represents and warrants the following as required by the Agreement and Plan of Exchange or Reorganization (the "Agreement") among Balanced Living, Inc., a Colorado corporation ("Balanced Living"); Jeannene Barham, President of Balanced Living and Rose N. Blackham (the "Principal Stockholders"); its wholly-owned subsidiary, The Balanced Woman, Inc., a Colorado corporation ("Balanced Woman"); and the holders of Balanced Living warrants or options as outlined in Exhibit A hereto (collectively, the Warrants and Options") (collectively, the "Warrant and Option Holders"):

          1. That she is the President of Balanced Living and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to The Balanced Woman and the Option and Warrant Holders.

          2. Based on her personal knowledge, information, belief and opinions of counsel for Balanced Living regarding the Agreement:

              (i) All representations and warranties of Balanced Living contained within the Agreement are true and correct;

             (ii) Balanced Living has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Balanced Living as set forth in its financial statements for the years ended December 31, 1999 and 1998, and the period ended March 31, 2000, except as set forth in Exhibit C to the Agreement.

                              BALANCED LIVING, INC.

                              By /s/ Jeannene Barham, President